Exhibit 10.2

Execution Version

SUBSIDIARY GUARANTY AGREEMENT

Dated as of April 28, 2016

of

STORE CAPITAL ACQUISITIONS, LLC

relating to

$200,000,000 4.73% SENIOR NOTES, SERIES C, DUE APRIL 28, 2026

OF

STORE CAPITAL CORPORATION

i

Section 15.2.	Severability	10
Section 15.3.	Construction	10
Section 15.4.	Further Assurances	10
Section 15.5.	Governing Law	10
Section 15.6.	Jurisdiction and Process; Waiver of Jury Trial	10
Section 15.7.	[Reserved]	11
Section 15.8.	Reproduction of Documents; Execution	11

ii

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT, dated as of April 28, 2016 (this “Guaranty Agreement”), is made by STORE Capital Acquisitions, LLC, a Delaware limited liability company (the “Initial Guarantor” and, together with any other entities from time to time parties hereto pursuant to Section 15.1 hereof, each a “Guarantor” and, collectively, the “Guarantors”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below). The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”

PRELIMINARY STATEMENTS:

I.                    STORE Capital Corporation, a Maryland corporation (the “Company”), is entering into a Note Purchase Agreement dated April 28, 2016 (as amended, modified, supplemented or restated from time to time, the “Note Purchase Agreement”) with the Persons listed on the signature pages thereto (the “Purchasers”) simultaneously with the delivery of this Guaranty Agreement. Capitalized terms used herein have the meanings specified in the Note Purchase Agreement unless otherwise defined herein.

II.                    The Company has authorized the issuance of and proposes to issue and sell, pursuant to the Note Purchase Agreement, of $200,000,000 aggregate principal amount of the Company’s 4.73% Senior Notes, Series C, due April 28, 2026 (the “Series C Notes”).  The Series C Notes and any other Notes that may from time to time be issued pursuant to the Note Purchase Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and each individually a “Note.”

III.                   It is a condition to the purchase by the Purchasers of the Notes under the Note Purchase Agreement that this Guaranty Agreement shall have been executed and delivered by the Initial Guarantor and shall be in full force and effect.

IV.                     Each Guarantor is a direct or indirect Subsidiary of the Company and will receive direct and indirect benefits from the financing arrangements contemplated by the Note Purchase Agreement. The governing body of each Guarantor has determined that the incurrence of such obligations is in the best interests of such Guarantor.

NOW THEREFORE, in order to induce, and in consideration of, the execution and delivery of the Note Purchase Agreement and the purchase of the Notes by each of the Purchasers, each Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:

SECTION 1.                                          GUARANTY.

Each Guarantor hereby irrevocably and unconditionally guarantees to each holder the due and punctual payment in full of (a) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise), (b) any other sums which may become due under the terms and provisions of the Notes or the Note Purchase Agreement and (c) the performance of all other obligations of the Company under the Note Purchase Agreement, (all such obligations described in clauses (a), (b) and (c) above are herein called the “Guaranteed Obligations”).  The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Notes or upon any other action, occurrence or circumstance whatsoever.  In the event that the Company shall fail so to pay any of such Guaranteed Obligations when due, each Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and the Note Purchase Agreement.  Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. Each Guarantor agrees that the Notes issued in connection with the Note Purchase Agreement may (but need not) make reference to this Guaranty Agreement.

Each Guarantor agrees to pay all reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees of one special counsel for the holders, taken as a whole, and, if reasonably required by the Required Holders, one local counsel in each applicable jurisdiction and/or one specialty counsel in each applicable specialty, for the holders, taken as a whole) incurred by the Purchasers and each other holder of a Note in connection with enforcing or defending (or determining whether or how to enforce or defend) the provisions of the Note Purchase Agreement, the Notes and this Guaranty Agreement.

Each Guarantor hereby acknowledges and agrees that each Guarantor’s liability hereunder is joint and several with each other Guarantor and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Note Purchase Agreement.

Notwithstanding the foregoing provisions or any other provision of this Guaranty Agreement, the Purchasers (on behalf of themselves and their successors and assigns) and each Guarantor hereby agree that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to such Guarantor, then this Guaranty Agreement shall be automatically amended to reduce the Guaranteed Obligations of such Guarantor to the Maximum Guaranteed Amount.  Such amendment shall not require the written consent of any Guarantor or any holder and shall be deemed to have been automatically consented to by each Guarantor and each holder.  Each Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such Guarantor.  “Maximum Guaranteed Amount” means as of the date of determination with respect to a Guarantor the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such Guarantor’s liability under this Guaranty Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.

SECTION 2.                                          OBLIGATIONS ABSOLUTE.

The obligations of each Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes or the Note Purchase Agreement, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Guarantor may have against the Company or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof), including, without limitation:  (a) any amendment to, modification of, supplement to or restatement of the Notes or the Note Purchase Agreement (it being agreed that the obligations of each Guarantor hereunder shall apply to the Notes and the Note Purchase Agreement as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein in accordance with the Note Purchase Agreement, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes or the Note Purchase Agreement; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of any Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of any Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with such Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing) other than the indefeasible payment in full in cash of the Guaranteed Obligations, and in any event however material or prejudicial it may be to such Guarantor or to any subrogation, contribution or reimbursement rights the Guarantor may otherwise have.  Each Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

SECTION 3.                                          WAIVER.

Each Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment of any amounts due under the Notes or the Note Purchase Agreement, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against such Guarantor, including, without limitation, presentment to or demand for payment from the Company or such Guarantor with respect to any Note, notice to the Company or to such Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Purchase Agreement or the Notes, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of such Guarantor or in any manner lessen the obligations of such Guarantor hereunder other than the indefeasible payment in full in cash of the Guaranteed Obligations.

SECTION 4.                                          OBLIGATIONS UNIMPAIRED.

Each Guarantor authorizes the holders, without notice or demand to such Guarantor and without affecting its obligations hereunder, from time to time:  (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes or the Note Purchase Agreement; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes or the Note Purchase Agreement, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes or the Note Purchase Agreement, for the performance of this Guaranty Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Company and others; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder.  The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, any Guarantor or any other Person or to pursue any other remedy available to the holders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company, any Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Note Purchase Agreement, and such Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

SECTION 5.                                          SUBROGATION AND SUBORDINATION.

(a)                    Each Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Guaranty Agreement unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b)                     Each Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other Guarantor owing to such Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations.  If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by such Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty Agreement.

(c)                     If any amount or other payment is made to or accepted by a Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty Agreement.

(d)                     Each Guarantor acknowledges that it is a direct or indirect Subsidiary of the Company and will receive direct and indirect benefits from the financing arrangements contemplated by the Note Purchase Agreement and that its agreements set forth in this Guaranty Agreement (including this Section 5) are knowingly made in contemplation of such benefits.

(e)                     Each Guarantor hereby agrees that, to the extent that a Guarantor shall have paid an amount hereunder to any holder that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes (such net value, its “Proportionate Share”), such paying Guarantor shall, subject to Section 5(a) and 5(b), be entitled to contribution from any Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations.  Any amount payable as a contribution under this Section 5(e) shall be determined as of the date on which the related payment is made by such Guarantor seeking contribution and each Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such Guarantor to which such contribution is owed.  Notwithstanding the foregoing, the provisions of this Section 5(e) shall in no respect limit the obligations and liabilities of any Guarantor to the holders of the Notes hereunder or under the Notes, the Note Agreement or any other document, instrument or agreement executed in connection therewith, and each Guarantor shall remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations.

SECTION 6.                                          REINSTATEMENT OF GUARANTY.

This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other Guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

SECTION 7.                                          RANK OF GUARANTY.

Each Guarantor will ensure that its payment obligations under this Guaranty Agreement will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Guarantor now or hereafter existing.

SECTION 8.                                          ADDITIONAL COVENANTS OF THE GUARANTORS.

So long as any Notes are outstanding or the Note Purchase Agreement shall remain in effect, each Guarantor agrees to comply with the covenants and agreements of the Note Purchase Agreement, insofar as such covenants and agreements apply to such Guarantor, as if such covenants and agreements were set forth herein in full.

SECTION 9.                                          REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS.

Each Guarantor represents and warrants to each holder as follows:

Section 9.1.                     Organization; Power and Authority. Such Guarantor is a corporation, limited liability company or other legal entity, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, formation or organization, and is duly qualified as a foreign entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Such Guarantor has the corporate, limited liability company or other legal entity power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty Agreement and to perform the provisions hereof.

Section 9.2.                     Authorization, Etc.  This Guaranty Agreement has been duly authorized by all necessary corporate, limited liability company or other legal entity action on the part of such Guarantor, and this Guaranty Agreement constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 9.3.                     [Reserved].

Section 9.4.                     Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by such Guarantor of this Guaranty Agreement will not (i) (A) contravene, result in any breach of, or constitute a default under, or (B) result in the creation of any Lien in respect of, any property of such Guarantor or any of its Subsidiaries under, (x) any indenture, mortgage, deed of trust, loan, purchase agreement, credit agreement or lease, in any material respect, or (y) its corporate charter, by-laws, limited liability agreement or other governing document or any shareholders agreement to which it is subject or (z) any other agreement or instrument, in any material respect, to which such Guarantor or any Subsidiary of such Guarantor is bound or by which such Guarantor or any Subsidiary of such Guarantor or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any Subsidiary of such Guarantor in any material respect or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any Subsidiary of such Guarantor in any material respect.

Section 9.5.                     Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Guarantor of this Guaranty Agreement.

Section 9.6.                     Information Regarding the Company.  The Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company.  No holder shall have any duty or responsibility to provide the Guarantor with any credit or other information concerning the affairs, financial condition or business of the Company which may come into possession of the holders.  The Guarantor has executed and delivered this Guaranty Agreement without reliance upon any representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Company, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.

Section 9.7.                     Solvency.  Assuming the limitation of the Guaranteed Obligations to the Maximum Guaranteed Amount, upon the execution and delivery hereof, such Guarantor will be solvent, will be able to pay its debts as they mature, and will have capital sufficient to carry on its business.

SECTION 10.                                   [RESERVED].

SECTION 11.                                   TERM OF GUARANTY AGREEMENT.

This Guaranty Agreement and all guarantees, covenants and agreements of each Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 6; provided, however, any Guarantor shall be released from its obligations hereunder if all requirements of Section 9.7(b) of the Note Purchase Agreement are met.

SECTION 12.                                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Guaranty Agreement and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder. All statements contained in any certificate or other instrument delivered by or on behalf of any Guarantor pursuant to this Guaranty Agreement shall be deemed representations and warranties of such Guarantor under this Guaranty Agreement.  Subject to the preceding sentence, this Guaranty Agreement embodies the entire agreement and understanding between each holder and the Guarantor and supersedes all prior agreements and understandings relating to the subject matter hereof.

SECTION 13.                                   AMENDMENT AND WAIVER.

Section 13.1.                     Requirements.  Except as otherwise provided in the fourth paragraph of Section 1 of this Guaranty Agreement, this Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders, except that no amendment or waiver which results in the limitation of the liability of any Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 or in Section 11 of this Guaranty Agreement) will be effective as to any holder unless consented to by such holder in writing.

Section 13.2.                     Solicitation of Holders of Notes.

(a)                                  Solicitation.  Each Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof.  Each Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 13.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)                                  Payment.  Each Guarantor will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment.

(c)                      Consent in Contemplation of Transfer.  Any consent made pursuant to this Section 13 by a holder that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate (including the Guarantor) of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 13.3.                     Binding Effect.  Any amendment or waiver consented to as provided in this Section 13 applies equally to all holders and is binding upon them and upon each future holder and upon each Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon.  No course of dealing between any Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder.  As used herein, the term “this Guaranty Agreement” and references thereto shall mean this Guaranty Agreement as it may be amended, modified, supplemented or restated from time to time.

Section 13.4.                     Notes Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective Affiliates shall be deemed not to be outstanding.

SECTION 14.                                   NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(a)                        if to a Guarantor, to in care of the Company at the Company’s address set forth in the Note Purchase Agreement, or such other address as such Guarantor shall have specified to the holders in writing, or

(b)                        if to any holder, to such holder at the addresses specified for such communications set forth in Schedule A to the Note Purchase Agreement, or such other address as such holder shall have specified to the Guarantors in writing.

SECTION 15.                                   MISCELLANEOUS.

Section 15.1.                     Successors and Assigns; Joinder.  All covenants and other agreements contained in this Guaranty Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not.

It is agreed and understood that any Person may become a Guarantor hereunder by executing a Guarantor Supplement substantially in the form of Exhibit A attached hereto and delivering the same to the Holders.  Any such Person shall thereafter be a “Guarantor” for all purposes under this Guaranty Agreement.

Section 15.2.                     Severability.  Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

Section 15.3.                     Construction.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant.  Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

The section and subsection headings in this Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guaranty Agreement nor modify, define, expand or limit any of the terms or provisions hereof.  All references herein to numbered sections, unless otherwise indicated, are to sections of this Guaranty Agreement.  Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

Section 15.4.                     Further Assurances.  The Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guaranty Agreement.

Section 15.5.                     Governing Law.  This Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the law of a jurisdiction other than such State.

Section 15.6.                     Jurisdiction and Process; Waiver of Jury Trial.  (a) Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty Agreement.  To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)                     Each Guarantor consents to process being served by or on behalf of any holder in any suit, action or proceeding of the nature referred to in Section 15.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 14 or at such other address of which such holder shall then have been notified pursuant to Section 14.  The

Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)                                   Nothing in this Section 15.6 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)                                  EACH GUARANTOR AND THE HOLDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY AGREEMENT OR OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

Section 15.7.                     [Reserved].

Section 15.8.                     Reproduction of Documents; Execution.  This Guaranty Agreement may be reproduced by any holder by any photographic, photostatic, electronic, digital, or other similar process and such holder may destroy any original document so reproduced.  Each Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 15.8 shall not prohibit any Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.  A facsimile or electronic transmission of the signature page of a Guarantor shall be as effective as delivery of a manually executed counterpart hereof and shall be admissible into evidence for all purposes.

IN WITNESS WHEREOF, the Initial Guarantor has caused this Guaranty Agreement to be duly executed and delivered as of the date and year first above written.

STORE Capital Acquisitions, LLC, a Delaware limited liability company

By:	/s/ Michael T. Bennett
	Name:	Michael T. Bennett
	Title:	Executive Vice President General Counsel

EXHIBIT A

FORM OF GUARANTOR SUPPLEMENT

THIS GUARANTOR SUPPLEMENT (the “Guarantor Supplement”), dated as of [          , 20  ] is made by [          ], a [            ] (the “Additional Guarantor”), in favor of the holders from time to time of the Notes issued pursuant to the Note Purchase Agreement described below:

PRELIMINARY STATEMENTS:

I.                    Pursuant to the Note Purchase Agreement dated as of April 28, 2016 (as amended, modified, supplemented or restated from time to time, the “Note Purchase Agreement”), by and among STORE Capital Corporation, a Maryland corporation (the “Company”), and the Persons listed on the signature pages thereto (the “Purchasers”), the Company has issued and sold $200,000,000 aggregate principal amount of the Company’s 4.73% Senior Notes, Series C, due April 28, 2026 (the “Series C Notes”) (the “Notes” and individually a “Note”).

II.                    The Company is required pursuant to the Note Purchase Agreement to cause the Additional Guarantor to deliver this Guarantor Supplement in order to cause the Additional Guarantor to become a Guarantor under the Subsidiary Guaranty Agreement dated as of April 28, 2016 executed by STORE Capital Acquisitions, LLC (together with the Additional Guarantor and each other entity that from time to time becomes a party thereto by executing a Guarantor Supplement pursuant to Section 15.1 thereof, collectively, the “Guarantors”) in favor of each holder from time to time of any of the Notes (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”).

III.                   The Additional Guarantor in a direct or indirect Subsidiary of the Company and has received and will receive substantial direct and indirect benefits from the Company’s compliance with the terms and conditions of the Note Purchase Agreement and the Notes issued thereunder.

IV.                     Capitalized terms used and not otherwise defined herein have the definitions set forth in the Note Purchase Agreement.

Now Therefore, in consideration of the funds advanced to the Company by the Purchasers under the Note Purchase Agreement and the Notes and to enable the Company to comply with the terms of the Note Purchase Agreement, the Additional Guarantor hereby covenants, represents and warrants to the holders as follows:

The Additional Guarantor hereby becomes a Guarantor (as defined in the Guaranty Agreement) for all purposes of the Guaranty Agreement.  Without limiting the foregoing, the Additional Guarantor hereby (a) jointly and severally with the other Guarantors under the Guaranty Agreement, guarantees to the holders from time to time of the Notes the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and the full and prompt performance of all Guaranteed Obligations (as defined in Section 1 of the Guaranty Agreement) in the same manner and to the same extent as is provided in the Guaranty Agreement, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section 3 of the Guaranty Agreement, (d) agrees to perform and observe the covenants contained in Section 8 of the Guaranty Agreement, (e) makes the representations and warranties set forth in Section 9 of the Guaranty Agreement as of the date hereof and (f) waives the rights, submits to jurisdiction, and waives service of process as described in Section 15.6 of the Guaranty Agreement.

Notice of acceptance of this Guarantor Supplement and of the Guaranty Agreement, as supplemented hereby, is hereby waived by the Additional Guarantor.

The address for notices and other communications to be delivered to the Additional Guarantor shall be made pursuant to Section 15 of the Guaranty Agreement or as set forth below.

This Guarantor Supplement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the law of a jurisdiction other than such State.

[Add other relevant provisions as necessary.]

IN WITNESS WHEREOF, the Additional Guarantor has caused this Guarantor Supplement to be duly executed and delivered as of the date and year first above written.

[NAME OF GUARANTOR]

By:
Name:
Title:

Notice Address for such Guarantor

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